Exhibit 32.1
CERTIFICATION UNDER SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of Fair Isaac Corporation.

Date: April 29, 2008	/s/ MARK N. GREENE
Mark N. Greene
Chief Executive Officer